Exhibit 10.1

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

FUNDING AGREEMENT

BY AND BETWEEN

IMMUNOMEDICS, INC.

AND

RPI FINANCE TRUST

DATED AS OF JANUARY 7, 2018

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Index of Exhibits, Schedules and Annexes

Exhibit A:    Stock Purchase Agreement

Exhibit B:    Revenue Participation Report

Exhibit C:    Product

Exhibit D:    Sequences

(iii)

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

FUNDING AGREEMENT

This FUNDING AGREEMENT, dated as of January 7, 2018 (this “Agreement”), is made and entered into by and between RPI FINANCE TRUST, a Delaware statutory trust (the “Buyer”), and IMMUNOMEDICS, INC., a Delaware corporation (the “Seller”).

W I T N E S S E T H:

WHEREAS, the Seller desires additional funding to, among other things, develop and commercialize the Product and the Buyer desires, on the terms and conditions set forth herein, to provide the Seller with such additional funding; and

WHEREAS, the Buyer desires to purchase the Revenue Participation Right from the Seller in exchange for payment of the Purchase Price, and the Seller desires to sell the Revenue Participation Right to the Buyer in exchange for the Buyer’s payment of the Purchase Price, in each case on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Buyer hereby agree as follows:

ARTICLE 1

PURCHASE, SALE AND ASSIGNMENT OF THE REVENUE PARTICIPATION RIGHT

Section 1.1      Purchase, Sale and Assignment.  At the Closing and upon the terms and subject to the conditions of this Agreement, the Seller shall sell, transfer, assign and convey to the Buyer, and the Buyer shall purchase, acquire and accept from the Seller, the Revenue Participation Right free and clear of all Liens.

Section 1.2      Purchase Price.  At the Closing and upon the terms and subject to the conditions of this Agreement, the purchase price to be paid as consideration to the Seller for the sale, transfer, assignment and conveyance of the Revenue Participation Right to the Buyer is One Hundred and Seventy Five Million Dollars ($175,000,000) in cash (the “Purchase Price”).

Section 1.3      No Assumed Obligations, Etc..  Notwithstanding any provision in this Agreement to the contrary, the Buyer is only agreeing, on the terms and conditions set forth in this Agreement, to purchase, acquire and accept the Revenue Participation Right and is not assuming any liability or obligation of the Seller of whatever nature, whether presently in existence or arising or asserted hereafter.

Section 1.4      Stock Purchase Agreement.  Simultaneous with the execution and delivery of this Agreement, each of the Seller and the Buyer shall deliver to the other party hereto a duly executed Stock Purchase Agreement, in the form attached hereto as Exhibit A (the “Stock Purchase Agreement”).

Section 1.5      Call Option.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)        Following a Change of Control, Seller shall have the option (the “Call Option”) during the Call Option Exercise Period to repurchase fifty percent (50%) of the Revenue Participation Right from the Buyer at the Call Option Price.  Seller may exercise the Call Option once only and solely during the Call Option Exercise Period by delivering to the Seller a call option exercise notice (the “Call Option Exercise Notice”) containing the Seller’s proposed purchase price (the “Seller Proposed Price”) for the interest to be purchased, together with a report supporting the Seller Proposed Price from a nationally recognized valuation expert having expertise in the valuation of pharmaceutical products and having no business relationship with the Seller.  The exercise of the Call Option shall be irrevocable.

(b)        The Seller Proposed Price shall be calculated as the net present value, applying a five percent (5%) discount rate, of the unreceived Participation Payments determined based upon projected sales of the Products as determined by Seller’s valuation expert.

(c)        The Seller shall pay the Call Option Price to the Buyer (10) Business Days following the determination of the definitive Call Option Price by wire transfer of immediately available funds to one or more accounts specified by the Buyer.

(d)        Following the Buyer’s receipt of the Call Option Price payment, each subsequent Participation Payment to be made to the Buyer in accordance with Section 5.2(a) shall be reduced by fifty percent (50%).

(e)        If the Seller exercises the Call Option, the following provisions shall apply to determine the Call Option Price.

(i)         If the Buyer does not deliver a written notice to the Seller within twenty (20) Business Days after the Buyer receives the Call Option Exercise Notice, the Seller Proposed Price shall be deemed the definitive Call Option Price and shall not be subject to dispute or review.

(ii)       If the Buyer delivers a written notice to the Seller within twenty (20) Business Days after the Buyer receives the Call Option Exercise Notice objecting to the proposed Call Option Price included in the Call Option Exercise Notice, then the Buyer shall have thirty (30) Business Days from delivery of its written notice of objection to deliver to the Seller a written notice setting forth the Buyer’s proposed Call Option Price (the “Buyer Proposed Price” and, together with the Seller Proposed Price, the “Proposed Prices”) together with a report supporting the Buyer Proposed Price from a nationally recognized valuation expert having expertise in the valuation of pharmaceutical products and having no business relationship with the Buyer.

(iii)      The Buyer Proposed Price shall be calculated as the net present value, applying a five percent (5%) discount rate, of the unreceived Participation Payments determined based upon projected sales of the Products as determined by Buyer’s valuation expert.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iv)       If the Buyer Proposed Price is within [***]% of the Seller Proposed Price, the average of the Seller Proposed Price and the Buyer Proposed Price shall be deemed the definitive Call Option Price and shall not be subject to dispute or review.

(v)        If the Buyer Proposed Price is not within [***]% of the Seller Proposed Price, the two valuation experts who provided reports supporting the Proposed Prices will appoint a third a nationally recognized valuation expert having expertise in the valuation of pharmaceutical products and having no business relationship with either the Seller or the Buyer (the “Deciding Valuation Firm”).

(vi)       Within ten (10) Business Days after the selection of the Deciding Valuation Firm, the Buyer and the Seller will each provide the Deciding Valuation Firm with each party’s respective Proposed Prices, together with the reports supporting their respective Proposed Prices and any other commentary they wish to submit.

(vii)     Within twenty (20) Business Days after the receipt by the Deciding Valuation Firm of the Proposed Prices, supporting reports and any other documentation from each party, the Deciding Valuation Firm shall select one of the Proposed Prices as the one the Deciding Valuation Firm believes most closely approximates the net present value, applying a five percent (5%) discount rate, of the unreceived Participation Payments determined based upon projected sales of the Products as would have been determined by the Deciding Valuation Firm had it been asked to deliver its own report.  The Deciding Valuation Firm must select either the Seller Proposed Price or the Buyer Proposed Price; the Deciding Valuation Firm may not average or otherwise independently determine a proposed purchase price that is different from either the Seller Proposed Price or the Buyer Proposed Price.  Upon the selection of one of the Proposed Prices by the Deciding Valuation Firm, such Proposed Price shall be deemed the definitive Call Option Price and shall not be subject to dispute or review.  Each party shall pay the fees and expenses of its valuation expert.  The party whose Proposed Price was not selected by the Deciding Valuation Firm as the final Call Option Price shall pay the costs of the Deciding Valuation Firm.

ARTICLE 2

CLOSING

Section 2.1      Closing.  Subject to the satisfaction of the conditions set forth in ARTICLE 4, the Closing shall take place remotely via the exchange of documents and signatures on January 8, 2018, or at such other place, time and date as the parties hereto may mutually agree.

Section 2.2      Payment of Purchase Price.  At the Closing, the Buyer shall deliver

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(or cause to be delivered) payment of the Purchase Price to the Seller by wire transfer of immediately available funds to one or more accounts specified by the Seller.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1      Seller’s Representations and Warranties.  Except as set forth on the Disclosure Schedules attached hereto, the Seller represents and warrants to the Buyer that as of the date hereof:

(a)        Existence; Good Standing.  The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The Seller is duly licensed or qualified to do business and is in corporate good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in corporate good standing has not and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)        Authorization.  The Seller has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.  The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Seller.

(c)        Enforceability.  This Agreement has been duly executed and delivered by an authorized officer of the Seller and constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as may be limited by applicable Bankruptcy Laws or by general principles of equity (whether considered in a proceeding in equity or at law).

(d)        No Conflicts.  The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of the Seller, (ii) contravene or conflict with or constitute a material default under any law binding upon or applicable to the Seller or (iii) contravene or conflict with or constitute a material default under any material agreement or Judgment binding upon or applicable to the Seller.

(e)        Consents.  Except for the consents that have been obtained on or prior to the Closing or filings required by the federal securities laws or stock exchange rules, no consent, approval, license, order, authorization, registration, declaration or filing with or of any Governmental Entity or other Person is required to be done or obtained by the Seller in connection with (i) the execution and delivery by the Seller of this Agreement, (ii) the performance by the Seller of its obligations under this Agreement or (iii) the consummation by the Seller of any of the transactions contemplated by this Agreement.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f)        No Litigation.  The Seller is not a party to, and has not received any written notice of, any action, suit, investigation or proceeding pending before any Governmental Entity and, to the Knowledge of the Seller, no such action, suit, investigation or proceeding has been threatened against the Seller, that, individually or in the aggregate, would, if determined adversely, reasonably be expected to prevent or adversely affect (i) the ability of the Seller to enter into and to perform its obligations under this Agreement, (ii) except as set forth on Schedule 3.1(f), the Seller’s rights in or to the Product or the Intellectual Property Rights or (iii) after the Closing, the Buyer’s rights with respect to the Revenue Participation Right.

(g)        Compliance.

(i)         To the Knowledge of the Seller, all applications, submissions, information and data related to the Product submitted or utilized as the basis for any request to any Regulatory Authority by or on behalf of the Seller were true and correct in all material respects as of the date of such submission or request, and any material updates, changes, corrections or modification to such applications, submissions, information or data required under applicable laws or regulations have been submitted to the necessary Regulatory Authorities.

(ii)       After May 4, 2017, and to the Knowledge of the Seller prior to May 4, 2017, the Seller has not committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA or any other Regulatory Authority to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, or similar policies, set forth in any applicable laws or regulations.

(iii)      The Seller has provided to the Buyer prior to the date hereof in a dataroom available to Seller true, correct and complete copies of all communications sent or received by the Seller and any of its Affiliates to or from any Regulatory Authorities that relate to the Product since January 1, 2016.

(h)        Licenses.

(i)         Existing In-Licenses; No Other In-Licenses.  Except as set forth on Schedule 3.1(h)(i) of the Disclosure Schedule, there are no In-Licenses (any In-License set forth on Schedule 3.1(h)(i) of the Disclosure Schedule, an “Existing In-License”).  A true, correct and complete copy of any Existing In‑License has been provided to the Buyer by the Seller in a dataroom available to Seller.  Except as set forth on Schedule 3.1(h)(i) of the Disclosure Schedule, neither the Seller nor the respective counterparty thereto have made or entered into any amendment, supplement or modification to, or granted any waiver under any provision of any Existing In‑License.

(ii)       Out-Licenses.  There are no Out-Licenses.

(iii)      Validity and Enforceability of In-Licenses.  Any Existing In‑License is a valid and binding obligation of the Seller and the counterparty

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

thereto.  To the Knowledge of the Seller, any Existing In‑License is enforceable against each counterparty thereto in accordance with its terms, except as may be limited by applicable Bankruptcy Laws or by general principles of equity (whether considered in a proceeding in equity or at law).  The Seller has not received any written notice in connection with any Existing In‑License challenging the validity, enforceability or interpretation of any provision of such agreement.

(iv)       No Termination.  The Seller has not (A) given notice to a counterparty of the termination of any Existing In‑License (whether in whole or in part) or any notice to a counterparty expressing any intention or desire to terminate any Existing In‑License or (B) received from a counterparty thereto any written notice of termination of any Existing In‑License (whether in whole or in part) or any written notice from a counterparty expressing any intention or desire to terminate any Existing In‑License.

(v)        No Breaches or Defaults.  There is and has been no material breach or default under any provision of any Existing In‑License either by the Seller or, to the Knowledge of the Seller, by the respective counterparty (or any predecessor thereof) thereto, and there is no event that upon notice or the passage of time, or both, would reasonably be expected to give rise to any breach or default either by the Seller or, to the Knowledge of the Seller, by the respective counterparty to such agreement.

(vi)       Payments Made.  The Seller has made all payments to the respective counterparty required under any Existing In‑License as of the date hereof.

(vii)     No Assignments.  The Seller has not consented to any assignment by the counterparty to any Existing In-License of any of its rights or obligations under any such Existing In‑License and, to the Knowledge of the Seller, the counterparty has not assigned any of its rights or obligations under any such Existing In‑License to any Person.

(viii)    No Indemnification Claims.  The Seller has not notified the respective counterparty to any Existing In‑License or any other Person of any claims for indemnification under any Existing In‑License nor has the Seller received any claims for indemnification under any Existing In‑License.

(ix)       No Infringement.  The Seller has not received any written notice from, or given any written notice to, any counterparty to any Existing In‑License regarding any infringement of any of the Patent Rights licensed thereunder.

(i)         Product Manufacturing.  Seller has sufficient quantities of the Product to complete the ASCENT Trial.  A true, correct and complete copy of each Contract Manufacturing

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement (together with any amendment, supplement or modification thereto) to which Seller is a party is listed on Schedule 3.1(i)(i) of the Disclosure Schedule (each an “Existing Contract Manufacturing Agreement”).  There is and has been no material breach or default under any provision of any Existing Contract Manufacturing Agreement either by the Seller or, to the Knowledge of the Seller, by the respective counterparty (or any predecessor thereof) thereto.

(j)         No Liens; Title to Revenue Participation Right.  None of the property or assets, including Intellectual Property Rights, of the Seller or any of its Subsidiaries is subject to any Lien, except for a Permitted Lien.  Upon the Closing, the Buyer will have acquired, subject to the terms and conditions set forth in this Agreement, good and marketable title to the Revenue Participation Right, free and clear of all Liens, except for a Permitted Lien.

(k)        Intellectual Property.

(i)         Schedule 3.1(k)(i) of the Disclosure Schedule lists all of the currently existing Patents included within the Patent Rights.  Except as set forth on Schedule 3.1(k)(i), the Seller is the sole and exclusive registered owner of all of the Patent Rights.  Schedule 3.1(k)(i)(A) of the Disclosure Schedule specifies as to each listed patent or patent application the jurisdictions by or in which each such patent has issued as a patent or such patent application has been filed, including the respective patent or application numbers. Schedule 3.1(k)(i)(B) of the Disclosure Schedule specifies any Person other than the Seller owning or having an interest in such Patent Right, including the nature of such interest.

(ii)       The Seller is not a party to any pending and, to the Knowledge of the Seller, there is no threatened, litigation, interference, reexamination, opposition or like procedure involving any of the Patent Rights.  To the Knowledge of the Seller, no counterparty to any Existing In-License is a party to any pending, and there is no threatened, litigation, interference, reexamination, opposition or like procedure involving any of the Patent Rights.

(iii)      All of the issued patents within the Patent Rights are valid, enforceable and in full force and effect, and have not lapsed, expired or otherwise terminated.  The Seller has not received any written notice relating to the lapse, expiration or other termination of any of the issued patents within the Patent Rights, or alleging that, and the Seller has not received any written legal opinion that alleges that, an issued patent within any of the Patent Rights is invalid or unenforceable.

(iv)       The Seller has not received any written notice that there is any, and, to the Knowledge of the Seller, there is no, Person who is or claims to be an inventor under any of the Patent Rights who is not a named inventor thereof.

(v)        Except as set forth on Schedule 3.1(k)(i)(B), the Seller has not, and, to the Knowledge of the Seller, no counterparty to any Existing In-License, has received any written notice of any claim by any Person challenging the

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

inventorship or ownership of, the rights of the Seller in and to, or the patentability, validity or enforceability of, any of the Patent Rights, or asserting that the development, manufacture, importation, sale, offer for sale or use of the Product infringes, misappropriates or otherwise violates or will infringe, misappropriate or otherwise violate such Person’s Patents or other intellectual property rights.

(vi)       To the Knowledge of the Seller, other than as set forth on Schedule 3.1(k)(vi), the discovery, development manufacture, importation, sale, offer for sale or use of the Product, including following the issuance of a Marketing Approval, has not and will not, infringe, misappropriate or otherwise violate any Patents or other intellectual property rights owned by any Third Party that are not licensed to the Seller under any Existing In‑License Agreement.

(vii)     To the Knowledge of the Seller, no Person has infringed, misappropriated or otherwise violated, or is infringing, misappropriating  or otherwise violating, any of the Intellectual Property Rights.

(viii)    The Seller has paid all maintenance fees, annuities and like payments required as of the date hereof with respect to any of the Patent Rights.

(ix)       Except as set forth on Schedule 3.1(k)(i)(B), IBC Pharmaceuticals, Inc., the Seller’s majority owned subsidiary, does not own or control, or otherwise possess any right, title or interest in or to (including via any license or other arrangement) any of the Intellectual Property Rights.

(l)         Indebtedness.  Schedule 3.1(l) of the Disclosure Schedule sets forth a complete list of the outstanding Indebtedness of the Seller and any of its Subsidiaries.

(m)       Lien Related Representation and Warranties.  The Seller’s exact legal name is, and for the immediately preceding five (5) years has been, “Immunomedics, Inc.”  The Seller is, and for the prior five (5) years has been, incorporated in the State of Delaware.

(n)        Brokers’ Fees.  There is no investment banker, broker, finder, financial advisor or other intermediary who has been retained by or is authorized to act on behalf of the Seller who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

(o)        Public Company Reporting Obligations.  The Seller has filed or furnished (as applicable) with or to the SEC all registration statements, forms, reports, certifications and other documents required to be filed or furnished by the Seller with or to the SEC since January 1, 2015 (all such registration statements, forms, reports, certifications and other documents (including those that the Seller may file or furnish after the date hereof until the Closing) are referred to herein as the “Seller SEC Documents”).  The Seller SEC Documents (i) were filed or furnished on a timely basis, (ii) at the time filed or furnished, were prepared in compliance as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

be, and the rules and regulations of the SEC thereunder applicable to such Seller SEC Documents, and (iii) did not at the time they were filed or furnished contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Seller SEC Documents or necessary in order to make the statements in such Seller SEC Documents, in the light of the circumstances under which they were made, not misleading.  The Seller’s financial statements included within the Seller SEC Documents have been prepared in accordance with accounting principles generally accepted in the United States and such financial statements do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time made.

Section 3.2      Buyer’s Representations and Warranties.  The Buyer represents and warrants to the Seller that as of the date hereof:

(a)        Existence; Good Standing.  The Buyer is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)        Authorization.  The Buyer has the requisite trust right, power and authority to execute, deliver and perform its obligations under this Agreement.  The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Buyer.

(c)        Enforceability.  This Agreement has been duly executed and delivered by an authorized person of the owner trustee of the Buyer and constitutes the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as may be limited by applicable Bankruptcy Laws or by general principles of equity (whether considered in a proceeding in equity or at law).

(d)        No Conflicts.  The execution, delivery and performance by the Buyer of this Agreement do not and will not (i) contravene or conflict with the organizational documents of the Buyer, (ii) contravene or conflict with or constitute a default under any material provision of any law binding upon or applicable to the Buyer or (iii) contravene or conflict with or constitute a default under any material contract or other material agreement or Judgment binding upon or applicable to the Buyer.

(e)        Consents.  No consent, approval, license, order, authorization, registration, declaration or filing with or of any Governmental Entity or other Person is required to be done or obtained by the Buyer in connection with (i) the execution and delivery by the Buyer of this Agreement, (ii) the performance by the Buyer of its obligations under this Agreement or (iii) the consummation by the Buyer of any of the transactions contemplated by this Agreement.

(f)        No Litigation.  There is no action, suit, investigation or proceeding pending or, to the knowledge of the Buyer, threatened before any Governmental Entity to which the Buyer is a party that would, if determined adversely, reasonably be expected to prevent or materially and adversely affect the ability of the Buyer to perform its obligations under this Agreement.

(g)        Financing.  The Buyer has sufficient cash to pay the Purchase Price at the

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Closing and to satisfy its obligations under the Stock Purchase Agreement. The Buyer acknowledges that its obligations under this Agreement and the Stock Purchase Agreement are not contingent on obtaining financing.

(h)        Brokers’ Fees.  There is no investment banker, broker, finder, financial advisor or other intermediary who has been retained by or is authorized to act on behalf of the Buyer who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

(i)         Access to Information.  The Buyer acknowledges that it has (a) reviewed Seller’s documents and information relating to the Product and (b) had the opportunity to ask such questions of, and to receive answers from, representatives of the Seller concerning the Product, in each case, as it deemed necessary to make an informed decision to enter into this Agreement.  The Buyer has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the risks and merits of entering into the transaction contemplated by this Agreement.

(j)         Investment.  Buyer is making this acquisition “solely for the purpose of investment,” as that term is defined under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder (including but not limited to 16 C.F.R. § 801.1(i)(1)); in particular, Buyer (including all of its subsidiaries and Affiliates) has no intention of participating in the formulation, determination, or direction of the basic business decisions of Seller.

Section 3.3      No Implied Representations and Warranties.  The Buyer acknowledges and agrees that, other than the express representations and warranties of the Seller specifically contained in ARTICLE 3, (a) there are no representations or warranties of the Seller either expressed or implied with respect to the Patent Rights or Participation Payment and that the Buyer does not rely on, and shall have no remedies in respect of, any representation or warranty not specifically set forth in ARTICLE 3, and all other representations and warranties are hereby expressly disclaimed, and (b) nothing contained herein guarantees that sales of the Product and Participation Payment due to the Buyer will meet the total Purchase Price (it being understood and agreed that nothing in this Section 3.3 shall limit in any way the Seller’s obligations under ARTICLE 7).

ARTICLE 4

CONDITIONS TO CLOSING

Section 4.1      Conditions to the Buyer’s Obligations.  The obligations of the Buyer to consummate the transactions contemplated hereunder on the Closing Date are subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions precedent:

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)        The Seller shall have delivered to the Buyer the duly executed Stock Purchase Agreement.

(b)        The Seller shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required to be performed and complied with by it under this Agreement at or prior to the Closing Date, and the Buyer shall have received a certificate executed by a duly authorized officer of the Seller on the Closing Date certifying on behalf of the Seller to the effect of the foregoing.

(c)     The representations and warranties of the Seller contained in Section 3.1 shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of a particular date, in which case it shall be true and correct in all material respects as of such date; provided, that to the extent that any such representation or warranty is qualified by the term “material,” or “Material Adverse Effect.” such representation or warranty (as so written, including the term “material” or “Material Adverse Effect”) shall be true and correct in all respects as of the Closing Date or such other date, as applicable, and the Buyer shall have received a certificate executed by an authorized officer of the Seller on the Closing Date certifying on behalf of the Seller to the effect of the foregoing.

(d)        No event or events shall have occurred, or be reasonably likely to occur, that, individually or in the aggregate, have had or would reasonably be expected to result in (or, with the giving of notice, the passage of time or otherwise, would result in) a Material Adverse Effect.  The Buyer shall have received a certificate executed by a duly authorized officer of the Seller on the Closing Date certifying on behalf of the Seller to the effect of the foregoing.

(e)        There shall not have been issued and be in effect any Judgment of any Governmental Entity enjoining, preventing or restricting the consummation of the transactions contemplated by this Agreement.

(f)        There shall not have been instituted or be pending any action or proceeding by any Governmental Entity or any other Person (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated hereby, (ii) seeking to obtain material damages in connection with the transactions contemplated hereby or (iii) seeking to restrain or prohibit the Buyer’s purchase of the Revenue Participation Right.

(g)        The Buyer shall have received a valid, properly executed Internal Revenue Service Form W-9 certifying that the Seller is exempt from U.S. federal withholding Tax and “backup” withholding Tax.

(h)        The Seller shall have delivered to the Buyer standard corporate existence and authority opinions in respect of the Seller, enforceability opinions on this Agreement and an opinion that this Agreement does not conflict with any contract filed as an exhibit to the Seller SEC Documents, the organizational documents of the Seller or applicable law, each such opinion  in a form previously agreed upon by the Seller and the Buyer.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)    The Buyer shall have received a certificate of the Secretary or an Assistant Secretary of the Seller, dated the Closing Date, certifying as to (i) the incumbency of each officer of the Seller executing this Agreement and (ii) the attached thereto copies of (A) the Seller’s certificate of incorporation, (B) bylaws, and (C) resolutions adopted by the Seller’s Board of Directors authorizing the execution and delivery by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby (the “Seller Certificate”).

Section 4.2      Conditions to the Seller’s Obligations.  The obligations of the Seller to consummate the transactions contemplated hereunder on the Closing Date are subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions precedent:

(a)        The Buyer shall have delivered to the Seller the duly executed Stock Purchase Agreement.

(b)        The Buyer shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required to be performed and complied with by it under this Agreement at or prior to the Closing Date, and the Seller shall have received a certificate executed by a duly authorized person of RP Management, LLC, as Administrator of the Buyer, on the Closing Date certifying on behalf of the Buyer to the effect of the foregoing.

(c)        The representations and warranties of the Buyer contained in Section 3.2 shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of a particular date, in which case it shall be true and correct in all material respects as of such date; provided, that to the extent that any such representation or warranty is qualified by the term “material,” or “Material Adverse Effect” such representation or warranty (as so written, including the term “material” or “Material Adverse Effect”) shall be true and correct in all respects as of the Closing Date or such other date, as applicable, and the Seller shall have received a certificate executed by a duly authorized person of RP Management, LLC, as Administrator of the Buyer, on the Closing Date certifying on behalf of the Buyer to the effect of the foregoing.

(d)        There shall not have been issued and be in effect any Judgment of any Governmental Entity enjoining, preventing or restricting the consummation of the transactions contemplated by this Agreement.

(e)        There shall not have been instituted or be pending any action or proceeding by any Governmental Entity or any other Person (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated hereby, (ii) seeking to obtain material damages in connection with the transactions contemplated hereby or (iii) seeking to restrain or prohibit the Buyer’s purchase of the Revenue Participation Right.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f)        The Seller shall have received a valid, properly executed Internal Revenue Service Form W-8BEN-E certifying that the Buyer is exempt from U.S. federal withholding Tax under a United States income Tax treaty.

(g)        The Buyer shall have delivered to the Seller standard existence and authority opinions in respect of the Buyer, enforceability opinions on this Agreement, and an opinion that this Agreement does not conflict with the organizational documents of the Buyer or applicable law, each such opinion in a form previously agreed upon by the Seller and the Buyer.

(h)        The Seller shall have received a certificate of an authorized person of the owner trustee of the Buyer, dated the Closing Date, certifying as to the incumbency of the officers executing this Agreement on behalf of the Buyer.

Section 4.3      Post-Closing Obligation.  The Seller covenants to deliver to Buyer by January 12, 2018 a CD containing copies of the data room documents referred to in Section 3.1(g)(iii) and Section 3.1(h)(i) and shall maintain the data room until such date.

ARTICLE 5

COVENANTS

Section 5.1      Reporting.  Seller shall provide the Buyer: (a) promptly following the end of each calendar quarter, but in any event no later than ninety (90) calendar days after the end of each such calendar quarter, a reasonably detailed report (the “Quarterly Report”) setting forth, with respect to such calendar quarter, (i) the Intellectual Property Updates and (ii) the Regulatory Updates, and (b) promptly following the end of the second calendar quarter and the fourth calendar quarter of each calendar year, but in any event, in each case, no later than ninety (90) calendar days after the end of such second calendar quarter or fourth calendar quarter, as applicable, a reasonably detailed bi-annual report (the “Bi-Annual Report”) setting forth, with respect to such same period, (i) the Clinical Updates, and (ii) the Commercial Updates.  The Seller shall also provide the Buyer with such additional information regarding the updates included in each Quarterly Report or Bi-Annual Report as the Buyer may reasonably request from time to time.  The Seller shall prepare and maintain and shall cause its Affiliates and any counterparty to any Out‑License of the Seller or the Seller’s Affiliates to prepare and maintain reasonably complete and accurate records of the information to be disclosed in each Quarterly Report and Bi-Annual Report.  In addition, the Seller shall provide the Buyer with a written or telephonic update within ten (10) calendar days following any significant development with respect to any prior (i) Clinical Update, (ii) Commercial Update, (iii) Intellectual Property Update or (iv) Regulatory Update.  All Quarterly Reports and Bi-Annual Reports, and the Confidential Information contained therein, shall be the Confidential Information of Seller and subject to the obligations of confidentiality set forth in Article VII.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 5.2      Participation Payments; Revenue Participation Report.

(a)        Subject to the reductions set forth in Section 5.2(d), from and after the First Commercial Sale of the Product and for the duration of the Term, the Seller shall pay to the Buyer the Participation Payment for such calendar quarter promptly, but in any event no later than (i) ninety (90) calendar days after the end of each of the first three (3) calendar quarters following the First Commercial Sale anywhere in the world and (ii) thereafter no later than sixty (60) calendar days after the end of each such calendar quarter.  A late fee of [***]% over the Prime Rate will accrue on all unpaid amounts with respect to any Participation Payment from the date such obligation was due.  The imposition and payment of a late fee shall not constitute a waiver of the Buyer’s rights with respect to such payment default.

(b)        Provided that the Buyer has provided to the Seller a valid, properly executed Internal Revenue Service Form W-8BEN-E or other appropriate form certifying that the Buyer is exempt from U.S. federal withholding Tax under a United States income Tax treaty, the Seller shall make all payments required to be made by it to the Buyer pursuant to this Agreement in U.S. dollars by wire transfer of immediately available funds, without set-off, reduction or deduction, or withholding for or on account of any Taxes, to the bank account designated in writing from time to time by the Buyer.

(c)        Prior to or simultaneously with each payment of the Participation Payments, the Seller shall deliver a written report setting forth in reasonable detail, (i) the calculation of the Participation Payment payable to the Buyer for the prior calendar quarter identifying, on a country-by-country basis, the number of units of the Product sold by the Seller and its Affiliates and any counterparty to any Out‑License, foreign currency exchange rates used (which shall be rates of exchange determined in a manner consistent with the Seller’s method for calculating rates of exchange in the preparation of the Seller’s annual financial statements in accordance with accounting principles generally accepted in the United States), and a detailed break-down of all permitted deductions from gross sales used to determine Net Sales and the Participation Payment due to the Buyer and (ii) the cumulative year-to-date aggregate Net Sales for the Product through the end of the prior calendar quarter (the “Revenue Participation Report”).  The Revenue Participation Report shall be in substantially the form attached to this Agreement as Exhibit B.

(d)        Participation Payment Reductions for Loss of Market Exclusivity.  On a country-by-country basis, if a Loss of Market Exclusivity has occurred in such country, Net Sales of the Products in such country shall be reduced by [***] percent ([***]%) and the Participation Payment owed to the Buyer shall be calculated based upon such reduced amount.

Section 5.3      Disclosures.  Except for a press release previously approved in form and substance by the Seller and the Buyer or any other public announcement using substantially the same text as such press release, neither the Buyer nor the Seller shall, and each party hereto shall cause its respective Representatives, Affiliates and Affiliates’ Representatives not to issue a press release or other public announcement or otherwise make any public disclosure with respect to this Agreement or the subject matter hereof without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld or delayed),

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

except as may be required by applicable law or stock exchange rule (in which case the party hereto required to make the press release or other public announcement or disclosure shall allow the other party hereto reasonable time to comment on, and, if applicable, reasonably direct the disclosing party to seek confidential treatment in respect of portions of, such press release or other public announcement or disclosure in advance of such issuance).

Section 5.4      Inspections and Audits of the Seller.  Following the Closing, upon at least fourteen (14) business days written notice and during normal business hours, no more frequently than once per calendar year, the Buyer may cause an inspection and/or audit by an independent public accounting firm reasonably acceptable to the Seller to be made of the Seller’s books of account for the three calendar years prior to the audit for the purpose of determining the correctness of Participation Payments made under this Agreement.  Upon the Buyer’s request, the Seller shall exercise any rights it may have under any Out-License relating to the Product to cause an inspection and/or audit by an independent public accounting firm to be made of the books of account of any counterparty thereto for the purpose of determining the correctness of Participation Payments made under this Agreement.  All of the expenses of any inspection or audit requested by the Buyer hereunder (including the fees and expenses of such independent public accounting firm designated for such purpose) shall be borne by (i) the Buyer, if the independent public accounting firm determines that Participation Payments previously paid were incorrect by an amount less than or equal to 5% of the Participation Payments actually paid or (ii) the Seller, if the independent public accounting firm determines that Participation Payments previously paid were incorrect by an amount greater than 5% of the Participation Payments actually paid.  Any such accounting firm shall not disclose the confidential information of the Seller or any such counterparty to any Out-License relating to the Product to the Buyer, except to the extent such disclosure is either necessary to determine the correctness of Participation Payments or otherwise would be included in a Revenue Participation Report.  All information obtained by the Buyer as a result of any such inspection or audit shall be Confidential Information subject to ARTICLE 7.

Section 5.5      Intellectual Property Matters.

(a)        The Seller shall provide to the Buyer a copy of any written notice received by the Seller from a Third Party alleging or claiming that the making, having made, using, importing, offering for sale or selling of the Product infringes or misappropriates any Patents or other intellectual property rights of such Third Party, together with copies of material correspondence sent or received by the Seller related thereto, as soon as practicable and in any event not more than five (5) Business Days following such delivery or receipt.

(b)        The Seller shall promptly inform the Buyer of any infringement by a Third Party of any Patent Right of which a member of the Seller’s executive team or senior intellectual property manager becomes aware.  Without limiting the foregoing, the Seller shall provide to the Buyer a copy of any written notice of any suspected infringement of any Patent Rights delivered or received by the Seller, as well as copies of material correspondence related thereto, as soon as practicable and in any event not more than five (5) Business Days following such delivery or receipt.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)        Prior to initiating, or permitting a Permitted Licensee to initiate, an enforcement action regarding any suspected infringement by a Third Party of any Patent Right, the Seller shall provide the Buyer with written notice of such enforcement action.

(d)        If the Seller recovers monetary damages from a Third Party in an action brought for such Third Party’s infringement of any Patent Rights, where such damages, whether in the form of judgment or settlement, result from such infringement of such Patent Rights, such recovery will be allocated first to the reimbursement of any expenses incurred by the Seller in bringing such action (including all reasonable attorney’s fees), and any remaining amounts allocable to infringement of the Patent Rights will be treated as Net Sales of the Product.

(e)        Promptly following the end of each calendar year, the Seller shall provide the Buyer with a schedule of the then existing Patent Rights, including setting forth any new patents issued or patent applications filed covering the Product.

Section 5.6      Efforts to Complete Clinical Trials and Commercialize the Product.

(a)      The Seller (or its Permitted Licensee) shall file and diligently pursue approval of (i) a BLA with the FDA promptly and (ii) an MAA with the EMA as soon as reasonably practicable, in each case for the Product for the First Indication.  The Seller (or its Permitted Licensee) shall conduct the ASCENT Trial in accordance the Special Protocol Assessment between the Seller and the FDA for such trial, as such Special Protocol Assessment may be amended from time to time. In addition, the Seller (or its Permitted Licensee) shall use its commercially reasonable efforts to initiate, enroll patients in and complete clinical trials and thereafter use its commercially reasonable efforts to seek Marketing Approval in each of the Major Markets for the Product in Additional Indications.  Following the issuance of any Marketing Approval of the Product, the Seller (or its Permitted Licensee) shall use its commercially reasonable efforts to maximize Net Sales of the Product in each indication for which the Product has received Marketing Approval.

Section 5.7      Efforts to Consummate Transactions.  Subject to the terms and conditions of this Agreement, each of the Seller and the Buyer will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable law to consummate the transactions contemplated by this Agreement.  Each of the Buyer and the Seller agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

Section 5.8      Further Assurances.  After the Closing, the Seller and the Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to give effect to the transactions contemplated by this Agreement.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 5.9      In-Licenses.

(a)        The Seller shall comply in all material respects with its obligations under any In-Licenses and shall not take any action or forego any action that would reasonably be expected to result in a material breach thereof.  Promptly, and in any event within five (5) Business Days, after receipt of any (written or oral) notice from a counterparty to any In-License or its Affiliates of an alleged material breach under any In-License, the Seller shall provide the Buyer a copy thereof.  The Seller shall use its commercially reasonable efforts to cure any material breaches by it under any In-License and shall give written notice to the Buyer upon curing any such breach.  The Seller shall provide the Buyer with written notice following becoming aware of a counterparty’s material breach of its obligations under any In-License.  The Seller shall not terminate any In-License without providing the Buyer prior written notice.  Promptly, and in any event within five (5) Business Days following the Seller’s notice to a counterparty to any In-License of an alleged breach by such counterparty under any such In-License, the Seller shall provide the Buyer a copy thereof.

(b)        The Seller shall promptly (and in any event within five Business Days) provide the Buyer with (i) executed copies of any In-License entered into by the Seller or its Affiliates, (ii) executed copies of each amendment, supplement, modification or written waiver of any provision of any In-License, and (iii) copies of all material reports provided by the Seller to the counterparty to any In-License or provided in writing by the counterparty to any In-License to the Seller.

Section 5.10    Out-Licenses.

(a)        Subject to compliance with this Section 5.11, the Seller may enter into an Out-License (but not assign or otherwise convey title to) with a Third Party or enter into an agreement to research, develop or manufacture (each, a “Permitted Licensee”) with respect to all or a portion of the Intellectual Property Rights to develop, manufacture, promote, market, use, sell, offer for sale or import the Product in all or any portion of the world without the Buyer’s prior written consent (any such license, a “Permitted License”).

(b)        The Seller shall promptly (and in any event within five (5) Business Days) provide the Buyer with (i) executed copies of each executed Out-License, (ii) executed copies of each amendment, supplement, modification or written waiver of any provision of an Out-License and (iii) copies of all material reports provided by the Seller to the counterparty to each Out-License provided or provided in writing by the counterparty to any Out-License to the Seller.

(c)        All Out-Licenses shall contain provisions permitting the Seller to audit such counterparty on terms and conditions consistent in all material respects with the Buyer’s rights to audit the Seller set forth in Section 5.4.

(d)        The Seller shall provide the Buyer prompt written notice of a counterparty’s material breach of its obligations under any Out-License of which the a member of the Seller’s executive team or senior legal counsel becomes aware.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)        The Seller shall provide the Buyer with written notice following the termination of any Out-License.

Section 5.11    Negative Pledge; Preservation of Assets.  The Seller shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned (or purported to be owned) or hereafter acquired or, except for (i) Permitted Licenses to Permitted Licensees or (ii) Permitted Liens.

Section 5.12    Public Company Reporting Obligations.  From and after the date hereof through the end of the next calendar quarter following the end of the Term, the Seller SEC Documents (i) will be filed or furnished on a timely basis, (ii) at the time filed or furnished, will be prepared in compliance as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Seller SEC Documents, and (iii) will not at the time they are filed or furnished contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Seller SEC Documents or necessary in order to make the statements in such Seller SEC Documents, in the light of the circumstances under which they were made, not misleading.  From and after the date hereof through the end of the next calendar quarter following the end of the Term, the Seller’s financial statements included within the Seller SEC Documents will be prepared in accordance with accounting principles generally accepted in the United States and such financial statements will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 5.13    Linker In-License.  Seller shall use best efforts to enter into the Linker In-License Agreement within ninety (90) days from the date hereof.

ARTICLE 6

INDEMNIFICATION

Section 6.1      General Indemnity.  From and after the Closing:

(a)        the Seller hereby agrees to indemnify, defend and hold harmless the Buyer and its Affiliates and its and their directors, managers, trustees, officers, agents and employees (the “Buyer Indemnified Parties”) from, against and in respect of all Losses suffered or incurred by the Buyer Indemnified Parties to the extent arising out of or resulting from (i) any breach of any of the representations or warranties (in each case, when made) of the Seller in this Agreement and (ii) any breach of any of the covenants or agreements of the Seller in this Agreement; and

(b)        the Buyer hereby agrees to indemnify, defend and hold harmless the Seller and its Affiliates and its and their directors, officers, agents and employees (the “Seller Indemnified Parties”) from, against and in respect of all Losses suffered or incurred by the Seller

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Indemnified Parties to the extent arising out of or resulting from (i) any breach of any of the representations or warranties (in each case, when made) of the Buyer in this Agreement or (ii) any breach of any of the covenants or agreements of the Buyer in this Agreement.

Section 6.2      Notice of Claims. If either a Buyer Indemnified Party, on the one hand, or a Seller Indemnified Party, on the other hand (such Buyer Indemnified Party on the one hand and such Seller Indemnified Party on the other hand being hereinafter referred to as an “Indemnified Party”), has suffered or incurred any Losses for which indemnification may be sought under this Article 6, the Indemnified Party shall so notify the other party from whom indemnification is sought under this Article 6 (the “Indemnifying Party”) promptly in writing describing such Loss, the amount or estimated amount thereof, if known or reasonably capable of estimation, and the method of computation of such Loss, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss shall have occurred. If any claim, action, suit or proceeding is asserted or instituted by or against a Third Party with respect to which an Indemnified Party intends to claim any Loss under this Article 6, such Indemnified Party shall promptly notify the Indemnifying Party of such claim, action, suit or proceeding and tender to the Indemnifying Party the defense of such claim, action, suit or proceeding. A failure by an Indemnified Party to give notice and to tender the defense of such claim, action, suit or proceeding in a timely manner pursuant to this Section 6.2 shall not limit the obligation of the Indemnifying Party under this Article 6, except to the extent such Indemnifying Party is actually prejudiced thereby.

Section 6.3      Limitations on Liability.  Except for claims arising from a breach of confidentiality obligations under Article 7, no party hereto shall be liable for any consequential, punitive, special or incidental damages under this ARTICLE 6 (and no claim for indemnification hereunder shall be asserted) as a result of any breach or violation of any covenant or agreement of such party (including under this ARTICLE 6) in or pursuant to this Agreement.

Section 6.4      Exclusive Remedy. Except as set forth in Section 9.13, from and after Closing, the rights of the parties hereto pursuant to (and subject to the conditions of) this Article 6 shall be the sole and exclusive remedy of the parties hereto and their respective Affiliates with respect to any Losses (whether based in contract, tort or otherwise) resulting from or relating to any breach of the representations, warranties covenants and agreements made under this Agreement or any certificate, document or instrument delivered hereunder, and each party hereto hereby waives, to the fullest extent permitted under applicable law, and agrees not to assert after Closing, any other claim or action in respect of any such breach. Notwithstanding the foregoing, claims for common law fraud shall not be waived or limited in any way by this Article 6.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 7

CONFIDENTIALITY

Section 7.1      Confidentiality.  Except as provided in this ARTICLE 7, Section 9.6 or otherwise agreed in writing by the parties, the parties hereto agree that, during the term of this Agreement and for five (5) years thereafter, each party (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any information furnished to it by or on behalf of the other party (the “Disclosing Party”) pursuant to this Agreement (such information, “Confidential Information” of the Disclosing Party), except for that portion of such information that:

(a)        was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

(b)        was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c)        became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement;

(d)        is independently developed by the Receiving Party or any of its Affiliates, as evidenced by written records, without the use of or reference of the Confidential Information; or

(e)        is subsequently disclosed to the Receiving Party on a non-confidential basis by a Third Party without obligations of confidentiality with respect thereto.

Section 7.2      Authorized Disclosure.

(a)           Either party may disclose Confidential Information to the extent such disclosure is reasonably necessary in the following situations:

(i)         prosecuting or defending litigation;

(ii)       complying with applicable laws and regulations, including regulations promulgated by securities exchanges;

(iii)      complying with a valid order of a court of competent jurisdiction or other Governmental Entity;

(iv)       for regulatory, Tax or customs purposes;

(v)        for audit purposes, provided that each recipient of Confidential Information must be bound by customary obligations of confidentiality and non-use prior to any such disclosure;

(vi)       disclosure to its Affiliates and Representatives on a need-to-know basis, provided that each recipient of Confidential Information must be bound by

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

customary obligations of confidentiality and non-use prior to any such disclosure;

(vii)     upon the prior written consent of the Non-disclosing Party;

(viii)    disclosure to its potential investors, and other sources of funding, including debt financing, or potential partners, collaborators or acquirers, and their respective accountants, financial advisors and other professional representatives, provided, that such disclosure shall be made only to the extent customarily required to consummate such investment, financing transaction partnership, collaboration or acquisition and that each recipient of Confidential Information must be bound by customary obligations of confidentiality and non-use prior to any such disclosure; or

(ix)       as contemplated by Section 9.6.

(b)           Notwithstanding the foregoing, in the event the Disclosing Party is required to make a disclosure of the Non-disclosing Party’s Confidential Information pursuant to Sections 7.2(a)(i), (ii), (iii) or (iv), it will, except where impracticable, give reasonable advance notice to the Non-disclosing Party of such disclosure and use reasonable efforts to secure confidential treatment of such information.  In any event, the Buyer shall not file any patent application based upon or using the Confidential Information of Seller provided hereunder.

(c)           Notwithstanding anything set forth in this Agreement, including Section 7.2, material and documentation relating to the Seller’s Intellectual Property Rights may be only disclosed to or accessed by Buyer and its attorneys, without further disclosure to any other Representative of Buyer.

ARTICLE 8

TERMINATION

Section 8.1      Mutual Termination.  This Agreement may be terminated by mutual written agreement of the Buyer and the Seller.

Section 8.2      Automatic Termination.  Unless earlier terminated as provided in Section 8.1, this Agreement shall continue in full force and effect until sixty (60) days after such time as the Seller is no longer obligated to make any Participation Payments under this Agreement, at which point this Agreement shall automatically terminate, except with respect to any rights that shall have accrued prior to such termination.

Section 8.3      Termination by Buyer.  In the event that the NIH issues a formal written request to Seller to convey title to the NIH under 37 C.F.R. Section 401.14(d)(1) to any Patent Right listed on Schedule 3.1(k)(i), Seller shall promptly (and in any event within five (5) Business Days) notify the Buyer thereof following which the Buyer shall have the right for sixty (60) calendar days to terminate this Agreement and, if the Buyer exercises such right to terminate

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

this Agreement, the Seller shall within thirty (30) calendar days of such exercise by the Buyer refund the Purchase Price to the Buyer by wire transfer of immediately available funds.  If NIH has not issued a formal written request to Seller to convey title to the NIH under 37 C.F.R. Section 401.14(d)(1) to any Patent Right listed on Schedule 3.1(k)(i) prior to May 7, 2018, the Seller shall have the right to send written notice to the Buyer demanding that the Buyer, within ten (10) Business Days of the Buyer’s receipt of such notice, irrevocably (i) waive the Buyer’s right to terminate this Agreement under this Section 8.3 or (ii) terminate this Agreement and, if the Buyer exercises such right to terminate this Agreement, the Seller shall within thirty (30) calendar days of such exercise by the Buyer refund the Purchase Price to the Buyer by wire transfer of immediately available funds.

Section 8.4      Survival.  Notwithstanding anything to the contrary in this ARTICLE 8, the following provisions shall survive termination of this Agreement: Section 5.3 (Disclosures), ARTICLE 6 (Indemnification), ARTICLE 7 (Confidentiality), Section 8.4 (Survival) and ARTICLE 9 (Miscellaneous).  Termination of the Agreement shall not relieve any party of liability in respect of breaches under this Agreement by any party on or prior to termination.

ARTICLE 9

MISCELLANEOUS

Section 9.1      Definitions.  The following terms, as used herein, shall have the following meanings:

“Additional Indications” means an Indication other than the First Indication.

“Affiliate” means, with respect to any particular Person, any other Person directly or indirectly controlling, controlled by or under common control with such particular Person.

“Agreement” is defined in the preamble.

“ASCENT Trial” means the phase 3 Clinical Trial of the Product in Refractory/Relapsed Triple-Negative Breast Cancer.

“Bankruptcy Laws” means, collectively, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally.

“Biosimilar Product” means, with respect to the Product and on a country-by-country basis, a product that (a) is available in a country by a Third Party (not licensed, supplied or otherwise permitted by Seller or its Affiliates or licensees or sublicensees); (b) contains the corresponding Product or substantial equivalent in such country; and (c) such product, as and to the extent required, is approved as a “Biosimilar Biologic Product”, in the United States, under Title VII, Subtitle A Biologics Price Competition and Innovation Act of 2009, Section 42 U.S.C. 262, Section 351(k) of the PHSA, or, in the EU, in accordance with European Directive 2001/83/EC on the Community Code for medicinal products (Article 10(4) and Section 4, Part II

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of Annex I) and European Regulation EEC/2309/93 establishing the Community procedures for the authorization and evaluation of medicinal products, each as amended, restated or superseded, and together with all associated guidance, or, in any country outside of the United States and the EU, in accordance with the counterparts or equivalent process in such country to the foregoing.

“BLA” means a Biologics License Application, as defined in the FFDCA and applicable regulations promulgated thereunder by the FDA.

“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in New York are permitted or required by applicable law or regulation to remain closed.

“Buyer” is defined in the preamble.

“Buyer Indemnified Parties” is defined in Section 6.1(a).

“Buyer Proposed Price” is defined in Section 1.5.

“Call Option” is defined in Section 1.5.

“Call Option Exercise Notice” has the meaning specified in Section 1.5

“Call Option Price” means the fair market value on a net present value basis, assuming a five percent (5%) discount rate, of the unreceived Participation Payments determined in good faith based upon projected sales of the Products.

“Call Option Exercise Period” means the (a) thirty (30) day period commencing on the seventh anniversary of the First Commercial Sale of the Product in the United States if a Change of Control occurs prior to such seven year anniversary or (b) thirty (30) day period commencing upon a Change of Control occurring any time after the seventh anniversary of the First Commercial Sale of the Product in the United States.

“Change of Control” means, with respect to the Seller: (a) a transaction or series of related transactions that results in the sale or other disposition of all or substantially all of such Seller’s assets; or (b) a merger or consolidation in which the Seller is not the surviving corporation or in which, if Seller is the surviving corporation, the shareholders of Seller immediately prior to the consummation of such merger or consolidation do not, immediately after consummation of such merger or consolidation, possess, directly or indirectly through one or more intermediaries, a majority of the voting power of all of the surviving entity’s outstanding stock and other securities and the power to elect a majority of the members of Seller’s board of directors; or (c) a transaction or series of related transactions (which may include a tender offer for Seller’s stock or the issuance, sale or exchange of stock of Seller) if the shareholders of Seller immediately prior to the initial such transaction do not, immediately after consummation of such transaction or any of such related transactions, own, directly or indirectly through one or more intermediaries, stock or other securities of the entity that possess a majority of the voting power

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of all of Seller’s outstanding stock and other securities and the power to elect a majority of the members of Seller’s board of directors.

“Clinical Trial” means a clinical trial intended to support the Marketing Approval or Commercialization of the Product.

“Clinical Updates” means (a) a summary of any material updates with respect to the Clinical Trials including the number of patients currently enrolled in each such Clinical Trial, the number of sites conducting each such Clinical Trial, the progress of each such Clinical Trial and any material modifications to each such Clinical Trial, (b) plans to start new Clinical Trials, and (c) investigator brochures for the Product. Copies of internal presentations or reports of summaries of such material information or developments, and copies of presentations or reports received by the Seller from any Third Party, may constitute Clinical Updates.

“Closing” means the closing of the sale, transfer, assignment and conveyance of the Revenue Participation Right hereunder.

“Closing Date” means the date on which the Closing occurs pursuant to Section 2.1.

“Combination Product” means a product that includes the Product and at least one additional active ingredient that is not claimed in the Patent Rights and is either co-formulated, co-administered or sold at a single price point or otherwise sold to be administered together,  sequentially or as part of a course of treatment.  Drug delivery vehicles, adjuvants, solubilizers and excipients shall not be deemed to be “active ingredients”, except in the case where such delivery vehicle, adjuvant, solubilizers, or excipient is recognized as an active ingredient in accordance with applicable FDA regulations.

“Commercial Updates” means a summary of material updates with respect to the Seller’s and its Affiliates’ and any Permitted Licensee’s sales and marketing activities and commercial manufacturing matters with respect to the Product. Copies of internal presentations or reports of summaries of such material information or developments, and copies of presentations or reports received by the Seller from any Third Party, may constitute Commercial Updates.

“Commercialization” means any and all activities directed to the manufacture, distribution, marketing, detailing, promotion, selling and securing of reimbursement of the Product (including the making, using, importing, selling and offering for sale of the Product), and shall include post-Marketing Approval studies, post-launch marketing, promoting, detailing, marketing research, distributing, customer service, selling the Product, importing, exporting or transporting the Product for sale, and regulatory compliance with respect to the foregoing.  When used as a verb, “Commercialize” shall mean to engage in Commercialization.

“Confidential Information” is defined in Section 7.1.

“Contract Manufacturing Agreement” means any agreement or arrangement (including any memorandum of understanding regarding a future agreement) between the Seller or any of its Affiliates and any Third Party related to the production, manufacture, process of formulating, processing, filling, finishing, packaging, labeling, shipping, importing and storage of the Product

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(including bulk drug product, bulk drug substance and finished product).

“Deciding Valuation Firm” is defined in Section 1.5.

“Disclosing Party” is defined in Section 7.1.

“Disclosure Schedule” means the Disclosure Schedule, dated as of the date hereof, delivered to the Buyer by the Seller concurrently with the execution of this Agreement.

“EMA” means the European Medicines Agency, or any successor agency thereto.

“European Union” or “EU” means the European Union, as its membership may be constituted from time to time, and any successor thereto, and which, as of the date of this Agreement, consists of Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and United Kingdom.

“Existing Contract Manufacturing Agreement” is defined in Section 3.1(i).

“Existing In‑License” is defined in Section 3.1(h)(i).

“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

“FFDCA” means the United States Federal Food, Drug and Cosmetic Act, as amended.

“First Commercial Sale” means, with respect to the Product, the first sale for use or consumption by the general public of the Product in any country of the world after Marketing Approval of the Product has been granted, or such marketing and sale is otherwise permitted, by the Regulatory Authority of such country.

“First Indication” means the treatment with a human therapeutic product of metastatic triple-negative breast cancer in patients who have failed at least two prior therapies for metastatic disease.

“Governmental Entity” means any: (a) nation, principality, republic, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or other entity and any court, arbitrator or other tribunal); (d) multi-national organization or body; or (e) individual, body or other entity exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Improvements” means any improvement, invention or discovery relating to the Product, including the composition of matter or formulation, or the method of manufacture of the Product and any and all derivatives thereof.

“Indebtedness” of any Person means any indebtedness for borrowed money, obligation evidenced by a note, bond, debenture or similar instrument, or guarantee of any of the foregoing.

“Indication” means the treatment with a human therapeutic product of a human disease or condition.

“In-License” means any license, settlement agreement or other agreement between the Seller or any of its Affiliates and any Third Party pursuant to which the Seller or any of its Affiliates obtains a license or a covenant not to sue to any Patents or other intellectual property rights of such Third Party that is or was necessary or useful for the research, development, manufacture, use or Commercialization of the Product.

“Intellectual Property Rights” means any and all of the following as they exist throughout the world at any time: (a) the Patent Rights; (b) rights in registered and unregistered trademarks, service marks, trade names, trade dress, logos, packaging design, slogans and Internet domain names, and registrations and applications for registration of any of the foregoing, in each case, as related to the Product; (c) copyrights in both published and unpublished works, including all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above, in each case, as related to the Product; (d) rights in research in progress, algorithms, data, databases, data collections, chemical and biological materials (including any compounds, DNA, RNA, clones, vectors, cells and any expression product, progeny, derivatives or improvements thereto), and the results of experimentation and testing, including samples, in each case, as specifically related to the Product; (e) rights in all Know-How related to the Product or reasonably necessary or useful for the development, manufacture or Commercialization of the Product; (f) any and all other intellectual property rights and/or proprietary rights, whether or not patentable, specifically relating to any of the foregoing, as related to the Product; (g) claims of infringement and misappropriation against Third Parties relating to any of the foregoing; and (h) regulatory filings, submissions, applications, registrations and approvals related to the Product.

“Intellectual Property Updates” means any new Patents issued or filed, amended or supplemented, relating to the Product in any country, or any abandonments or other termination of prosecution with respect to any of the Patent Rights, and any other material information or developments with respect to the Intellectual Property Rights.

“Judgment” means any judgment, order, writ, injunction, citation, award or decree of any nature.

“Know-How” means any and all proprietary or confidential information, know-how and trade secrets, including processes, formulae, models and techniques (but excluding rights in research in progress, algorithms, data, databases, data collections, chemical and biological

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

materials and the results of experimentation and testing).

“Knowledge of the Seller” means the actual knowledge of Michael Pehl, President and Chief Executive Officer of the Seller, Usama Malik, Chief Business Officer of the Seller, Michael R. Garone, Chief Financial Officer of the Seller or Richard A. Nakashima, VP Intellectual Property of the Seller, after reasonable due inquiry.

“Lien” means any mortgage, lien, pledge, participation interest, charge, adverse claim, security interest, encumbrance or restriction of any kind, including any restriction on use, transfer or exercise of any other attribute of ownership of any kind.

“Linker In-License Agreement” means a license agreement between Seller and The Scripps Research Institute granting Seller a license to those certain Patents listed on Schedule 3.1(k)(vi) relating to the Product.

“Loss” means any and all Judgments, damages, losses, claims, costs, liabilities and expenses, including reasonable fees and out-of-pocket expenses of counsel; provided, however, that “Loss” shall not include any consequential, punitive, special or incidental damages.

“Loss of Market Exclusivity” shall occur with respect to the Product in any country when: (a) one or more Biosimilar Products are being marketed or available in such country; and (b) the number of units sold of such Biosimilar Product(s) in such country during any calendar quarter account for at least [***] percent ([***]%) of the total of the number of units of the Product and all Biosimilar Product(s) sold in such country during such calendar quarter.

“Major Market” means any of the United States, Japan and the European Union and, following its separation from the European Union, the United Kingdom.

“Marketing Approval” means, a BLA approved by the FDA, and any corresponding non-U.S. application, registration or certification in a Major Market, necessary or reasonably useful to market the Product, approved by the corresponding non-U.S. Regulatory Authority, including pricing and reimbursement approvals.

“Material Adverse Effect” means (a) an adverse effect in any material respect on the timing or amount of the Participation Payments or (b) a material adverse effect on (i) the Product, (ii) any of the Intellectual Property Rights, including the Seller’s rights in or to any Intellectual Property Rights, (iii) the timing of any Marketing Approval of the Product, (iv) the legality, validity or enforceability of any provision of this Agreement, (v) the ability of the Seller to perform any of its obligations under this Agreement, (vi) the rights or remedies of the Buyer under this Agreement, or (vii) the business of the Seller and its Affiliates (taken as a whole).

“MAA” means a Marketing Authorization Application filed with the EMA under the centralized European procedure.

“NIH” means National Institutes of Health, or any successor agency thereto.

“Net Sales” means the gross amount invoiced for sales of the Product anywhere in the world by the Seller or its Affiliates or any licensee or sublicensee of the Seller or the Seller’s Affiliates to a Third Party in an arms-length transaction (excluding any sales among the Seller,

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

its Affiliates and any licensee of the Seller or the Seller’s Affiliates but including any downstream sales by any of them to a distributor or end-user customer) less the following amounts, to the extent actually incurred or accrued in accordance with generally accepted accounting principles consistently applied, and not reimbursed by such Third Party, provided that any given amount may be taken as a permitted deduction only once:

(a)        reasonable and customary rebates, chargebacks, quantity, trade and similar discounts, credits and allowances and other price reductions reasonably granted, allowed, incurred or paid in so far as they are applied to sales of the Product;

(b)        discounts (including cash discounts and quantity discounts), coupons, retroactive price reductions, charge back payments and rebates granted to managed care organizations or to federal, state and local governments, or to their agencies (including, but not limited to, payments made under the new “Medicare Part D Coverage Gap Discount Program” and the “Annual Fee for Branded Pharmaceutical Manufacturers” specific to the Product), in each case, as applied to sales of the Product and actually given to customers;

(c)        reasonable and customary credits and allowances taken upon rejection, return or recall of the Product;

(d)        reasonable and customary freight and insurance costs incurred with respect to the shipment of the Product to customers, in each case if charged separately and invoiced to the customer;

(e)        customs duties, surcharges and other similar governmental charges incurred in connection with the exportation or importation of the Product to the extent included in the gross amount invoiced;

(f)        sales, use, value-added, excise and other similar Taxes (excluding income Taxes), and that portion of annual fees due under Section 9008 of the United States Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-48) and any other fee imposed by any equivalent applicable law, in each of the foregoing cases, that Seller allocates to sales of the Product in accordance with Seller’s standard policies and procedures consistently applied across its products, as adjusted for rebates and refunds, imposed in connection with the sales of the Product to any Third Party, to the extent such Taxes are not paid by the Third Party; and

(g)        actual uncollectible debt amounts with respect to sales of the Product, provided that if the debt is thereafter paid, the corresponding amount shall be added to the Net Sales of the period during which it is paid.

With respect to sales of the Product invoiced in U.S. dollars, Net Sales shall be determined in U.S. dollars.  With respect to sales of the Product invoiced in a currency other than U.S. dollars, Net Sales shall be determined by converting the currencies at which the sales are made into U.S. dollars, at rates of exchange determined in a manner consistent with the Seller’s or a Permitted Licensee’s, as applicable, method for calculating rates of exchange in the

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

preparation of the Seller’s or such Permitted Licensee’s annual financial statements in accordance with generally accepted accounting principles consistently applied.  No amount for which deduction is permitted pursuant to this Section shall be deducted more than once.

Product transferred to Third Parties in connection with clinical and non-clinical research and trials (including studies reasonably necessary to comply with applicable law, regulation or upon request by a Regulatory Authority), Product samples, compassionate sales or use, or an indigent program or similar bona fide arrangements for which Seller or any of its Affiliates, licensees or sublicensees for good faith business reasons receives consideration in respect thereof that is less than the average cost of goods for the Product plus ten percent (10%) shall not be included in Net Sales.

Net Sales for any Combination Product shall be calculated on a country-by-country basis by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where “A” is the weighted average invoice price of the Product contained in such Combination Product when sold separately in such country during the applicable accounting period in which the sales of the Combination Product were made, and “B” is the combined weighted average invoice prices of all of the active ingredients other than the Product contained in such Combination Product sold separately in such country during such same accounting period.  If the Product contained in such Combination Product is not sold separately in finished form in such country, the Seller and the Buyer shall determine Net Sales for the Product by mutual agreement based on the relative contribution of the Product and each such other active ingredient in such Combination Product in accordance with the above formula, and shall take into account in good faith any applicable allocations and calculations that may have been made for the same period in other countries.

“Out-License” means any license between the Seller or any of its Affiliates and any Third Party pursuant to which the Seller or any of its Affiliates grants a license or sublicense of any Intellectual Property Right to market, detail, promote, sell or secure reimbursement of the Product; provided,  however, that “Out-License” shall not include a research license or an agreement pursuant to which a Third Party obtains merely the right to distribute a Product.

“Participation Payment” means for each calendar quarter during the Term, an amount payable to the Buyer equal to the product of Net Sales of the Product during such calendar quarter in each country prior to the expiration of the Royalty Term in such country multiplied by the Royalty Rate.

“Patents” means any and all patents and patent applications existing as of the date of this Agreement and all patent applications filed hereafter, including any continuation, continuation-in-part, division, provisional or any substitute applications, any patent issued with respect to any of the foregoing patent applications, any certificate, reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent or other governmental actions which extend any of the subject matter of a patent, and any substitution patent, confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Patent Rights” means any and all Patents owned or in-licensed by the Seller or any of its Affiliates or under which the Seller or any of its Affiliates is or may become empowered to grant licenses, the subject matter of which is necessary or reasonably useful in the development, manufacture, use, marketing, promotion, sale or distribution of the Product, as well as any existing or future Patents covering any Improvements.

“Permitted License” is defined in Section 5.10(a).

“Permitted Licensee” is defined in Section 5.10(a).

“Permitted Liens” means (a) Liens for Taxes not yet delinquent or Liens for Taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; and (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as supplier’s, carriers’, warehousemen’s, distributors’, wholesaler’s, materialmen’s and mechanic’s Liens and other similar Liens arising in the ordinary course of business which are (i) not delinquent and remain payable without penalty, (ii) subject to a right of set-off, or (iii) being contested in good faith and by appropriate proceedings.

“Person” means any individual, firm, corporation, company, partnership, limited liability company, trust, joint venture, association, estate, trust, Governmental Entity or other entity, enterprise, association or organization.

“Prime Rate” means the prime rate published by The Wall Street Journal, from time to time, as the prime rate.

“Product” means the antibody-drug conjugate IMMU-132 (sacituzumab govitecan), as more fully described on Exhibit C, and any derivative thereof containing (a) the same antibody sequence in the binding region (as such sequence is set forth and underlined on Exhibit D), (b)substantially the same antibody sequence in all regions other than the binding region (as such sequence is set forth on Exhibit D), (c) the same linker and (d) the same SN-38 payload, as the foregoing (a), (b), (c) and (d) are connected as set forth on Exhibit C and in claim [***] of US Patent No. [***], in any strengths, forms, formulations (whether short acting or extended-release formulations and pegylated versions), administrations or delivery routes.

“Proposed Prices” is defined in Section 1.5.

“Purchase Price” is defined in Section 1.2.

“Quarterly Report” is defined in Section 5.1.

“Rebuttal Period” is defined in Section 1.5.

“Receiving Party” is defined in Section 7.1.

“Regulatory Authority” means any national or supranational governmental authority, including, without limitation, the FDA or EMA or the Japanese Ministry of Health, Labor or

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Welfare, or any successor agency thereto, that has responsibility in granting a Marketing Approval.

“Regulatory Updates” means a summary of any and all material information and developments that materially impact the Product with respect to any regulatory filings or submissions made to the FDA and EMA (or, to the extent the EMA is not applicable, the Regulatory Authority for Germany, the United Kingdom, France, Spain and Italy).  Serious adverse events in the Clinical Trials shall be included in the Regulatory Update in each Quarterly Report and adverse events in the Clinical Trials shall be included in each annual report.  Copies of internal presentations or reports of summaries of such material information or developments, and copies of presentations or reports received by the Seller from any Third Party, may constitute Regulatory Updates.

“Representative” means, with respect to any Person, (a) any direct or indirect member or partner of such Person and (b) any manager, director, trustee, officer, employee, agent, advisor or other representative (including attorneys, accountants, consultants, contractors, actual and potential lenders, investors, co-investor and assignees, bankers and financial advisers) of such Person.

“Revenue Participation Report” is defined in Section 5.2(c).

“Revenue Participation Right” means the right to receive the Participation Payments.

“Royalty Rate” means the percentage of that portion of annual worldwide Net Sales of the Product during a calendar year set forth below:

Annual Worldwide Net Sales	Royalty Rate
Portion less than or equal to $2,000,000,000	4.15%
Portion greater than $[***] and less than or equal to $[***]	[***]%
Portion greater than $[***] and less than or equal to $[***]	[***]%
Portion greater than $6,000,000,000	1.75%

“Royalty Term” means on a country-by-country basis, (a) in any country in which the Seller or any of its Affiliates is Commercializing the Product in such country, the period of time during which the Seller or any of its Affiliates is Commercializing (including through a distribution arrangement but not a licensing or sublicensing agreement) the Product in such country, or (b) in any country in which the Seller’s or any of its Affiliates’ licensee or sublicensee (through multiple tiers) is Commercializing the Product in such country, the period that is the longer of (i) expiration of the last to expire of the Patent Rights claiming such Product in such country, (ii) twelve (12) years from the First Commercial Sale of such Product in such country, (iii) the period during which a Biosimilar Product is not available in such country, or (iv) the period during which the Seller or any of its Affiliates receives any proceeds or value from any sales of the Product in such country either directly or from the Seller’s or any of its

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Affiliates’ licensees or sublicensees (through multiple tiers).

 “SEC” means the Securities and Exchange Commission.

“Seller” is defined in the preamble.

“Seller Certificate” is defined in Section 4.1(i).

“Seller Indemnified Parties” is defined in Section 6.1(b).

“Seller SEC Documents” is defined in Section 3.1(m).

“Seller Proposed Price” is defined in Section 1.5.

“Stock Purchase Agreement” is defined in Section 1.4

“Subsidiary” means Immunomedics, B.V., Immunomedics GmbH and IBC Pharmaceuticals, Inc. and any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled (by contract or otherwise) by the Seller directly or indirectly through one or more intermediaries.  For purposes hereof, the Seller shall be deemed to control a partnership, limited liability company, association or other business entity if the Seller, directly or indirectly through one or more intermediaries, shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, abandoned property, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

“Term” means the period beginning on the date of the First Commercial Sale of the Product in any country and continuing until expiration of all Royalty Terms.

“Third Party” means any Person that is not the Seller or the Seller’s Affiliates.

Section 9.2      Certain Interpretations.  Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement:

(a)        “either” and “or” are not exclusive and “include,” “includes” and “including” are not limiting and shall be deemed to be followed by the words “without limitation”;

(b)        “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”;

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)        “hereof,” “hereto,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d)        references to a Person are also to its permitted successors and assigns;

(e)        definitions are applicable to the singular as well as the plural forms of such terms;

(f)        references to an “Article”, “Section” or “Exhibit” refer to an Article or Section of, or an Exhibit to, this Agreement, and references to a “Schedule” refer to the corresponding part of the Disclosure Schedule;

(g)        references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; and

(h)        references to a law include any amendment or modification to such law and any rules and regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules and regulations occurs, before or after the date of this Agreement.

Section 9.3      Headings.  The table of contents and the descriptive headings of the several Articles and Sections of this Agreement and the Exhibits and Schedules are for convenience only, do not constitute a part of this Agreement and shall not control or affect, in any way, the meaning or interpretation of this Agreement.

Section 9.4      Notices.  All notices and other communications under this Agreement shall be in writing and shall be by email with PDF attachment, facsimile, courier service or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party hereto in accordance with this Section 9.4:

If to the Seller, to it at:

Immunomedics, Inc.

300 The American Road

Morris Plains, NJ 07950

USA

Attention: Chief Executive Officer

                 Chief Financial Officer

Facsimile: 973-605-8200

E-mail:      mpehl@Immunomedics.com

                        mgarone@Immunomedics.com

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with a copy to:

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, New Jersey 07078-2704

Attention: Andrew Gilbert, Esq.

Facsimile: (973) 520-2573

E-mail: andrew.gilbert@dlapiper.com

DLA Piper LLP (US)

1650 Market Street

Suite 4900

Philadelphia, PA 19103

Attention: Lauren Murdza, Esq.

Facsimile: (215) 606 -3341

E-mail:  lauren.murdza@dlapiper.com

If to the Buyer, to it at:

RPI Finance Trust

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention:  Corporate Trust Administration

Facsimile:  [***]

with a copy to:

RP Management, LLC

110 E. 59th Street, Suite 3300

New York, New York 10022

Attention:  [***]

Facsimile:  [***]

E-mail:  [***]

with another copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Attention:  Arthur R. McGivern & Karen A. Spindler

Facsimile:  (617) 523-1231

Email: amcgivern@goodwinlaw.com & kspindler@goodwinlaw.com

All notices and communications under this Agreement shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) when sent, if sent by facsimile, with an acknowledgement of sending being produced by the sending facsimile machine, (iii) when sent, if by email with PDF attachment, with an acknowledgement of receipt being produced by the

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

recipient’s email account, or (iv) one Business Day following sending within the United States by overnight delivery via commercial one-day overnight courier service.

Section 9.5      Expenses.  Except as otherwise provided herein, all fees, costs and expenses (including any legal, accounting and banking fees) incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and to consummate the transactions contemplated hereby shall be paid by the party hereto incurring such fees, costs and expenses.

Section 9.6      Assignment.  The Seller may not assign this Agreement, any of its rights or obligations hereunder, or any of its rights in the Product, including any Patent Rights or the BLA approved by the FDA, and any corresponding non-U.S. application, registration or certification in a Major Market, necessary or reasonable useful to market the Product, without the Buyer’s prior written consent, except to a Third Party in connection with the sale or transfer of all or substantially all of the Seller’s business or assets related to the Product, whether by merger, sale of assets or otherwise provided that upon closing any such transaction, the Seller causes such Third Party to deliver a writing to the Buyer in which such Third Party assumes all of the obligations of the Seller to the Buyer under this Agreement.  The Buyer may assign this Agreement provided that any such assignee agrees in writing to be bound by ARTICLE 7.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective permitted successors and assigns.  Any purported assignment in violation of this Section 9.6 shall be null and void.

Section 9.7      Amendment and Waiver.

(a)        This Agreement may be amended, modified or supplemented only in a writing signed by each of the parties hereto.  Any provision of this Agreement may be waived only in a writing signed by the party hereto granting such waiver.

(b)        No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  No course of dealing between the parties hereto shall be effective to amend, modify, supplement or waive any provision of this Agreement.

Section 9.8      Entire Agreement.  This Agreement, the Exhibits annexed hereto and the Disclosure Schedule constitute the entire understanding between the parties hereto with respect to the subject matter hereof and supersede all other understandings and negotiations with respect thereto.  As of the date hereof, the Mutual Confidentiality Agreement between RP Management, LLC and the Seller, dated as of August 18, 2017 is hereby terminated without further force and effect, superseded by ARTICLE 7 of this Agreement and all obligations between the parties relating to confidentiality shall be governed by ARTICLE 7 of this Agreement.

Section 9.9      No Third Party Beneficiaries.  This Agreement is for the sole benefit of the Seller and the Buyer and their permitted successors and assigns and nothing herein

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder.

Section 9.10    Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

Section 9.11    Jurisdiction; Venue.

(a)        EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS RESPECTIVE PROPERTY AND ASSETS, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK COUNTY, NEW YORK, AND ANY APPELLATE COURT THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, AND THE BUYER AND THE SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  THE BUYER AND THE SELLER HEREBY AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.  EACH OF THE BUYER AND THE SELLER HEREBY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF SUCH NEW YORK STATE AND FEDERAL COURTS.  THE BUYER AND THE SELLER AGREE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT PROCESS MAY BE SERVED ON THE BUYER OR THE SELLER IN THE SAME MANNER THAT NOTICES MAY BE GIVEN PURSUANT TO SECTION 9.4 HEREOF.

(b)        EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY NEW YORK STATE OR FEDERAL COURT.  EACH OF THE BUYER AND THE SELLER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 9.12    Severability.  If any term or provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any situation in any jurisdiction, then, to the extent that the economic and legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to either party hereto, all other terms and

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

provisions of this Agreement shall nevertheless remain in full force and effect and the enforceability and validity of the offending term or provision shall not be affected in any other situation or jurisdiction.

Section 9.13    Specific Performance.  Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated.  Accordingly, each of the parties agrees that, without posting bond or other undertaking, the other party will be entitled to seek an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to seek to enforce specifically this Agreement and the terms and provisions hereof in any action, suit or other proceeding instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

Section 9.14    Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Copies of executed counterparts transmitted by telecopy, facsimile or other similar means of electronic transmission, including “PDF,” shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.

Section 9.15    Relationship of the Parties.  The relationship between the Buyer and the Seller is solely that of purchaser and seller, and neither the Buyer nor the Seller has any fiduciary or other special relationship with the other party or any of its Affiliates.  This Agreement is not a partnership or similar agreement, and nothing contained herein shall be deemed to constitute the Buyer and the Seller as a partnership, an association, a joint venture or any other kind of entity or legal form for any purposes, including any Tax purposes.  The Buyer and the Seller agree that they shall not take any inconsistent position with respect to such treatment in a filing with any Governmental Entity.

Section 9.16    Trustee Capacity of Wilmington Trust Company.  Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely in its trustee capacity, in the exercise of the powers and authority conferred and vested in it under the trust agreement of the Buyer, (ii) each of the representations, undertakings and agreements herein made on the part of the Buyer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust Company but is made and intended for the purpose of binding only the Buyer and (iii) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Buyer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Buyer under this Agreement or any related documents.

[Signature Page Follows]

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.

SELLER

IMMUNOMEDICS, INC.

By:	/s/ Michael Pehl
Name: Michael Pehl
Title: President and Chief Executive Officer

BUYER

RPI FINANCE TRUST

By:	Wilmington Trust Company, not in its individual capacity but solely in its capacity as owner trustee

By:	/s/ Eric A. Kardash
Name: Eric A. Kardash
Title: Assistant Vice President

[Signature Page to Funding Agreement]

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Stock Purchase Agreement

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B

Revenue Participation Report

[***]

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit C

Product

Immu-132

[***]

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D

Sequences

[***]